Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-192958 on Form S-3 of our report dated March 30, 2015, relating to the consolidated financial statements and financial statement schedule of Cole Credit Property Trust IV, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Cole Credit Property Trust IV, Inc. for the year ended December 31, 2014.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
March 30, 2015